UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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General Finance Corporation

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GENERAL FINANCE CORPORATION
39 East Union Street
Pasadena, CA 91103
October 20, 2008
Dear Stockholders:
We cordially invite you to attend the 2008 Annual Meeting of Stockholders. The meeting will be held on Thursday, December 11, 2008 at 10:00 a.m. at the offices of General Finance Corporation, located at 39 East Union Street, Pasadena, California.
We have enclosed the Notice of the 2008 Annual Meeting of Stockholders, the Proxy Statement, a proxy card, a postage prepaid return envelope and a copy of our Annual Report to Stockholders, which includes our Form 10-K for the fiscal year ended June 30, 2008 as filed with the Securities and Exchange Commission.
At the meeting, you will be asked to elect three Class B Directors, to increase from 1.5 million to 2.5 million the number of shares of common stock reserved for the exercise of stock options granted under the 2006 Stock Option Plan and to ratify the selection of Grobstein, Horwath & Company LLP as our independent auditors for the fiscal year ending June 30, 2009.
Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to complete, sign, date and return the enclosed proxy card, even if you plan to attend the meeting.
We look forward to seeing you at the meeting.

Sincerely,

Ronald F. Valenta
Chief Executive Officer

GENERAL FINANCE CORPORATION
39 East Union Street
Pasadena, CA 91103

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on December 11, 2008

TO OUR STOCKHOLDERS:
Notice is hereby given to the holders of Common Stock of General Finance Corporation that the Annual Meeting of Stockholders will be held on Thursday, December 11, 2008 at 10:00 a.m. at the offices of General Finance Corporation, located at 39 East Union Street, Pasadena, California.
At the Annual Meeting we will ask you to:
1.	Elect three Class B directors to serve for a term of three years and until their successors are elected and qualified. The persons nominated by the Board of Directors (Lawrence Glascott, Susan Harris and James Roszak) are described in the accompanying Proxy Statement;

2.	To increase from 1.5 million to 2.5 million the number of shares of common stock reserved for the exercise of stock options granted under the 2006 Stock Option Plan;

3.	Ratify the selection of Grobstein, Horwath & Company LLP as our independent auditors for the fiscal year ending June 30, 2009; and

4.	Transact any other business that may properly be presented at the Annual Meeting.
If you owned Common Stock of General Finance Corporation on November 7, 2008, the record date, you are entitled to attend and vote at the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the principal executive offices of General Finance Corporation located at 39 East Union Street, Pasadena, California beginning November 30, 2008 and at the Annual Meeting.

By Order of the Board of Directors,

Christopher A. Wilson
General Counsel, Vice President & Secretary
October 20, 2008

IMPORTANT
THE PROMPT RETURN OF YOUR SIGNED PROXY WILL BE HELPFUL IN REDUCING
EXPENSES INCIDENT TO THE COMPANY’S SOLICITATION OF PROXIES.

GENERAL FINANCE CORPORATION

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To be held on Thursday, December 11, 2008
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why did you send me this Proxy Statement and proxy card?
We sent you this Proxy Statement and the enclosed proxy card because you own shares of Common Stock of General Finance Corporation, which we refer to herein as the Company or we. This Proxy Statement, which is furnished by the Board of Directors of the Company, provides you with information that will help you to cast your vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign, date and return the enclosed proxy card.
When you complete, sign, date and return the proxy card, you appoint the proxy holders named therein, as your representatives at the Annual Meeting (your proxies). The proxy holders will vote your shares at the Annual Meeting as you have instructed them on your proxy card(s). If an issue comes up for vote at the Annual Meeting that is not on the proxy card, the proxy holders will vote your shares, under your proxy, in accordance with their best judgment.
We began sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on November 10, 2008 to all stockholders entitled to vote. Stockholders who owned Common Stock on November 7, 2008 (the record date) are entitled to vote. On the record date, there were 17,826,052 shares of Common Stock outstanding. The Common Stock is our only class of voting stock outstanding.
We have enclosed our Annual Report to Stockholders, which includes our Form 10-K for the fiscal year ended June 30, 2008 as filed with the Securities and Exchange Commission. The Annual Report is not to be considered part of the soliciting materials.
What am I voting on?
We ask you to vote on the election of three Class B directors, to increase from 1.5 million to 2.5 million the number of shares of common stock reserved for the exercise of stock options granted under the 2006 Stock Option Plan and the ratification of the selection of Grobstein, Horwath & Company LLP as our independent auditors for the fiscal year ended June 30, 2009. The sections entitled “Election of Directors” and “Ratification of Selection of Independent Auditors” give you more information on these proposals.
At the time this Proxy Statement was printed, we knew of no other matters to be acted on by the stockholders at the Annual Meeting.
How many votes do I have?
You have one vote for each share of our Common Stock.

How are abstentions and broker non-votes treated?
Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be counted either as a vote cast for or against in the election of directors, to increase from 1.5 million to 2.5 million the number of shares of common stock reserved for the exercise of stock options granted under the 2006 Stock Option Plan or the ratification of selection of independent auditors.
How can I vote?

You may vote by mail
Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed proxy card but do not provide voting instructions, your shares will be voted FOR the election of the nominees for directors, FOR the increase from 1.5 million to 2.5 million the number of shares of common stock reserved for the exercise of stock options granted under the 2006 Stock Option Plan and FOR the ratification of the selection of independent auditors identified in this Proxy Statement.
You may vote in person at the Annual Meeting
You may attend the Annual Meeting and vote in person. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the Annual Meeting. Otherwise, we cannot count your votes.
May I revoke my proxy?
If you have returned your signed proxy card, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:
•	You may send in another proxy with a later date;

•	You may notify our Secretary in writing at our corporate headquarters before the Annual Meeting that you have revoked your proxy; or

•	You may vote in person at the Annual Meeting.
How will shares I hold in street name be voted?
If your shares are held in street name, your brokerage firm, under certain circumstances, may not vote your shares without specific voting instructions under NASDAQ rules. If you do not vote your proxy, your brokerage firm will leave your shares unvoted.
We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures your shares will be voted at the Annual Meeting.

What does it mean if I receive more than one proxy card?
If you have more than one account at the transfer agent and/or with stockbrokers, you will receive separate proxy cards for each account. Please sign and return all proxy cards to ensure that all your shares are voted.
How many votes may be cast at the Annual Meeting?
Based on the number of shares of Common Stock outstanding on the record date, up to 17,826,052 votes may be cast on any matter.
How many shares do you need to hold the Annual Meeting (what are the quorum requirements)?
Shares representing a majority of our outstanding votes on the record date of November 7, 2008 must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a quorum. Accordingly, a quorum will be 8,913,027 shares.
Shares are counted as present at the Annual Meeting if the stockholder either:
•	is present at the Annual Meeting; or

•	has properly submitted a proxy card.
Who nominates individuals for election to the Board of Directors?
Nominations for the election of individuals to the Board of Directors may be made by the Board of Directors or by any holder of our voting stock.
How many votes must the director nominees have to be elected?
The three nominees receiving the highest number of votes will be elected as directors. This number is called a plurality. If you do not vote for a particular nominee, or you withhold authority to vote for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee.
What vote of our stockholders is required to approve the increase in the number of shares reserved for exercise of stock options granted under the 2006 Stock Option Plan?
The affirmative vote of holders of a majority of votes cast on the matter is required to increase by one million shares the number of shares reserved for the exercise of stock options under the 2006 Stock Option Plan.
How many votes are required to ratify the selection of auditors?
The selection of Grobstein, Horwath & Company LLP will be ratified if a majority of the votes cast on the selection are in favor of ratification.
Who pays the costs of soliciting these proxies?
We pay for distributing and soliciting proxies and reimburse the reasonable fees and expenses of brokers, nominees, fiduciaries and other custodians in forwarding proxy materials to stockholders. Our directors, officers and regular employees may solicit proxies in person, through mail, telephone or other means. We do not pay those individuals additional compensation for soliciting proxies.

PROPOSAL 1:
ELECTION OF DIRECTORS
Pursuant to our Amended and Restated Certificate of Incorporation, the Board of Directors must consist of no less than three members, the exact number of which is determined from time to time by the Board of Directors, divided into three classes designated Class A, Class B and Class C, respectively. The Board of Directors has presently fixed the number of directors at six, and will fix the number of directors at seven prior to the annual meeting.
The terms of Class A directors will expire as of the annual meeting of stockholders in 2010, the terms of Class B Directors will expire as of this Annual Meeting and the term of the Class C Directors will expire as of the annual meeting of stockholders in 2009. Upon expiration of the terms of the Directors of each class as set forth above, the terms of their successors in that class will continue until the end of their terms and until their successors are duly elected and qualify.
The Board of Directors has nominated the two current Class B directors for re-election by the stockholders and one additional Class B director for election by stockholders. Each nominee has indicated that he or she is willing to serve as a director. If any nominee is unable to serve or for good cause will not serve, your proxy holders may vote for another nominee proposed by the Board of Directors. If any director resigns, dies or is otherwise unable to serve out his term, the Board of Directors may fill the vacancy until the next annual meeting.
Information About the Nominees and Directors
The following information is provided regarding the nominees and the continuing directors:

			Term to
Name	Age	Director Since	Expire
Nominees—Class B Directors:
Lawrence Glascott (Chairman)	74	2005	2008
James B. Roszak	67	2005	2008
Susan Harris	51	—	—
Class C Directors:
Ronald F. Valenta	49	2005	2009
Ronald L. Havner, Jr.	50	2008	2009
Class A Directors:
David M. Connell	64	2005	2010
Manuel Marrero	50	2005	2010
Lawrence Glascott has been our Chairman of the Board of Directors since November 2005. Mr. Glascott has served as a director of 99¢ Only Stores since 1996 where he currently serves on its Audit, Compensation and Nominating and Corporate Governance Committees. From 1991 to 1996 he was the Vice President — Finance of Waste Management International, an environmental services company. Prior thereto, Mr. Glascott was a partner at Arthur Andersen LLP and was in charge of the Los Angeles based Arthur Andersen LLP Enterprise Group practice for over 15 years.

James B. Roszak has been a director since November 2005. Mr. Roszak has been a director of National RV Holdings, Inc. since June 2003. Mr. Roszak was employed by the Life Insurance Division of Transamerica Corporation, a financial services organization engaged in life insurance, commercial lending, leasing and real estate services, from June 1962 through his retirement as President of such division in June 1997. Mr. Roszak also served as interim Chief Executive Officer and a director of buy.com, an Internet retailer, from February 2001 through August 2001. He is also a member of the Board of Trustees of Chapman University.
Susan Harris served as a director of Mobile Services Group, Inc. and Mobile Storage Group, Inc., portable storage companies, from May 2004 to August 2006 and from May 2002 to August 2006, respectively. Ms. Harris retired from Sun America, Inc. where she served in a variety of positions between 1985 and 2000, including Senior Vice President and General Counsel. She earned her J.D. Degree from the University of Southern California and her B.A. degree from the University of California, Los Angeles.
Ronald F. Valenta has served as a director and as our Chief Executive Officer since our inception. He served as our Chief Financial Officer from inception through September 2006 and as our Secretary from inception through December 2007. Mr. Valenta has been the Chairman of General Finance Group, Inc. since 2008. From 1988 to 2003 Mr. Valenta served as the President and Chief Executive Officer of Mobile Services Group, Inc., a portable storage company he founded. From 2003 to 2006 Mr. Valenta was a director of the National Portable Storage Association, a storage industry non-profit organization. From 1985 to 1989, Mr. Valenta was a Senior Vice President with Public Storage, Inc.
Ronald L. Havner, Jr. became a director on October 1, 2008. Mr. Havner has been the Vice-Chairman, Chief Executive Officer and a member of the Board of Public Storage, Inc. since November 2002 and President since July 1, 2005. Mr. Havner joined the Public Storage, Inc. in 1986 and held a variety of senior management positions until his appointment as Vice-Chairman and Chief Executive Officer in 2002. Mr. Havner has been Chairman of the Public Storage’s affiliate, PS Business Parks, Inc. (PSB), since March 1998 and was Chief Executive Officer of PSB from March 1998 until August 2003. He is also a member of the Board of Governors and the Executive Committee of the National Association of Real Estate Investment Trusts, Inc. (NAREIT). He is also a director of Union BanCal Corporation.
David M. Connell has been a director since November 2005. Mr. Connell founded Cornerstone Corporate Partners, LLC, a consulting and advisory firm, in 1999. Prior to establishing Cornerstone Corporate Partners in 1999, Mr. Connell served as President and a member of the Board of Directors for Data Processing Resources Corporation, or DPRC, from 1992 to 1999. DPRC was a NASDAQ listed provider of information technology consulting services to Fortune 500 companies. Prior to his services with DPRC, from 1988 to 1993, Mr. Connell was engaged by Welsh, Carson, Anderson; Stowe, a New York private equity firm, to manage a group of portfolio companies. From 1990 to 1993, Mr. Connell served as Chairman and Chief Executive Officer of Specialized Mortgage Service, Inc., an information technology company serving the real estate, banking, and credit rating industries. From 1988 to 1990, he served as Chairman and Chief Executive Officer of Wold Communications, Inc., which later merged and became Keystone Communications, a leading satellite communications service provider.
Manuel Marrero has been a director since November 2005. Since January 2004, Mr. Marrero has worked as a financial and operations management consultant with several companies, principally focused in consumer products brand management. From May 2002 until January 2004, Mr. Marrero served as the Chief Financial Officer of Mossimo, Inc., a designer and licensor of apparel and related products. From 1999 to 2001, Mr. Marrero was the Chief Operating Officer and Chief Financial Officer of Interplay Entertainment Corp., a developer, publisher and distributor of interactive entertainment software, and the Chief Financial Officer of Precision Specialty Metals, Inc. from 1996 to 1999, a light gauge conversion mill for flat rolled stainless steel and high performance alloy. He has served on the boards of Interplay OEM, Inc., Shiney Entertainment, Inc., Seed Internet Ventures, Inc., L.A. Top Producers, LLC, Friends of Rancho San Pedro and Tree People.

Director Independence
The NASDAQ requires that a majority of the Board of Directors must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship, which, in the opinion of the Company’s Board of Directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.
Messrs. Connell, Marrero, Glascott and Roszak are “independent directors.” If elected at the annual meeting, Ms. Harris would be an “independent director.”
Board and Committee Meetings
The Board of Directors held 16 meetings during the fiscal year ended June 30, 2008, or fiscal year 2008. Each director attended more than 75% of all meetings of the Board of Directors and board committees on which he served during the period he was a director in fiscal year 2008.
Board Committees
The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.
Audit Committee. The Audit Committee consists of Messrs. Roszak, as Chairman, Marrero and Glascott, each of whom we believe qualifies as an “audit committee financial expert,” as defined in the rules and regulations of the Securities and Exchange Commission. In addition, we have certified to the NASDAQ that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. Each member of the Audit Committee is an independent director under the NASDAQ listing standards.
The functions of the Audit Committee and its activities during fiscal year 2008 are described below under the heading “Report of the Audit Committee.”
The Board of Directors has adopted a written charter for the Audit Committee, and the Audit Committee within the past year has reviewed and assessed the adequacy of the charter. A copy of the Audit Committee Charter is available free of charge on the “Corporate Governance” section in our website at www.generalfinance.com or by written request addressed to our Secretary.
The Audit Committee met 11 times in fiscal year 2008.
Compensation Committee. The Compensation Committee consists of Messrs. Connell, as Chairman, Marrero and Roszak.
The purposes of the Compensation Committee are: (i) to determine and approve the goals, objectives and compensation structure for our executive officers; (ii) to review the performance of our executive officers; and (iii) to review the Company’s management resources, succession planning and development activities.
The Board of Directors established the Compensation Committee in May 2006, and the Compensation Committee adopted its charter in February 2007. A copy of the Compensation Committee Charter is available free of charge on the “Corporate Governance” section in our website at www.generalfinance.com or by written request addressed to our Secretary.
The Compensation Committee met three times in fiscal year 2008.
Nominating Committee. The Nominating Committee consists of Messrs. Marrero, as Chairman, Connell and Roszak, each of whom is an independent director under the NASDAQ listing standards.
The Nominating Committee is responsible for overseeing the selection of persons to be nominated to serve on our Board of Directors.
The Board of Directors adopted a written charter for the Nominating Committee in January 2006. A copy of the Nominating Committee Charter is available free of charge on the “Corporate Governance” section in our website at www.generalfinance.com or by written request addressed to our Secretary.
The Nominating Committee met once in fiscal year 2008.

The Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors. When considering candidates for director, the Nominating Committee takes into account a number of factors, including the following (although candidates need not possess all of the following characteristics, and not all factors are weighted equally):
•	Ability to attend regular and special board and committee meetings and willingness to perform the duties of a director;

•	Fine moral character, good personal and business reputation;

•	Industry knowledge, contacts and network of potential clients in industries served by the Company;

•	Ability to be responsible, fair-minded, reliable, ethical and possess high integrity;

•	Prior experience on boards of directors;

•	Senior-level management experience; and

•	Possession of specific skills in auditing, accounting, personnel and finance.
The Nominating Committee will periodically assess the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, or the size of the Board of Directors is expanded, the Nominating Committee will consider various potential candidates for director. Candidates may come to the attention of the Board of Directors through current Board of Directors members or management, stockholders or other persons. These candidates will be evaluated at regular or special meetings of the Nominating Committee, and may be considered at any point during the year.
The Nominating Committee will consider candidates for directors recommended by stockholders who follow the proper procedures in submitting the recommendation. The Board of Directors will consider candidates recommended by stockholders using the same criteria it applies to candidates recommended by directors. To be considered for election at an annual meeting, the recommendation must be submitted no later than November 20, 2008. The recommendation must by in writing addressed to the Corporate Secretary and must include the following: (i) statement that the writer is a stockholder and is proposing a candidate for consideration by the Nominating Committee; (ii) name and contact information for the candidate; (iii) statement of the candidate’s business and educational experience; (iv) information regarding each of the factors listed above (other than the factor regarding board size and composition) sufficient to enable the Nominating Committee to evaluate the candidate; (v) statement detailing any relationship between the candidate and any competitor of the Company; (vi) detailed information about any relationship or understanding between the writer and the candidate; and (vii) statement that the candidate is willing to be considered and is willing to serve as a director if nominated and elected.
Compensation Committee Interlocks and Insider Participation
No person who served on the Compensation Committee in fiscal year 2008 was during the year or previously an officer or employee of the Company or had a relationship with the Company requiring disclosure under Item 404 of Regulation S-K. Further no interlocking relationship exists between any member of the Board of Directors and any member of any other company’s board of directors or compensation committee.

Compensation of Directors
We currently have five non-employee directors that qualify for compensation.
The following table provides information concerning the compensation of the directors for fiscal year 2008:
Director Compensation

	Fees Earned
	or Paid in
Name	Cash ($)	Total ($)
Lawrence Glascott	$76,598	$76,598

David M. Connell	$64,107	$64,107

Manuel Marrero	$65,024	$65,024

James B. Roszak	$73,098	$73,098

Ronald F. Valenta	$—	$—
In September 2007, our Board of Directors approved a new schedule of compensation of our non-employee directors effective upon completion of the acquisition of Royal Wolf. The following table summarizes the new schedule of compensation of our non-employee directors (directors who also serve as officers currently receive no additional compensation for their services as directors). The annual compensation shown became effective September 13, 2007, and was prorated for our fiscal year ending June 30, 2008. In addition to the compensation set forth below, each director is also eligible for reimbursement of reasonable expenses incurred in connection with the director’s services.

Annual Retainer—Chairman of the Board	$40,000
Annual Retainer—Other Directors	$30,000
Additional Annual Retainer — Audit Committee Chair	$10,000
Additional Annual Retainer — Compensation Committee Chair	$7,500
Additional Annual Retainer — Nominating Committee Chair	$3,000
Board Meeting Attendance Fee—Chairman of the Board	$2,000
Board Meeting Attendance Fee—Other Directors	$1,500
Committee Meeting Attendance Fee	$750
Telephonic Meeting Attendance Fee	$500
The annual retainers are payable in advance in semiannual increments on June 30 and December 31.
Director Attendance at Annual Meetings
We have scheduled a board meeting in conjunction with our Annual Meeting and expect that our directors will attend, absent a valid business or personal conflict.
Recommendation of the Board of Directors
The Board of Directors recommends a vote “FOR” the election of the Board nominees.

PROPOSAL 2:
APPROVAL OF AN INCREASE OF ONE MILLION SHARES AVAILABLE UNDER THE 2006 STOCK OPTION PLAN
We are asking the stockholders to approve a one million share increase of shares of common stock reserved for the exercise of stock options granted under the 2006 Stock Option Plan, or the 2006 Plan. The Board of Directors adopted the 2006 Plan in August 2006. Our stockholders approved the 2006 Plan in June 2007. A copy of the 2006 Plan is attached as Exhibit A to this Proxy Statement.
Summary of the 2006 Plan
Purpose. The purpose of the 2006 Plan is to encourage selected employees, directors, consultants and advisors to accept and continue employment with us and our affiliates and to increase their interest in our welfare with the ability to participate in the growth of the value of our Common Stock.
Administration of the Plan. The 2006 Plan may be administered by either the Board of Directors or, at the discretion of the Board, a committee of the Board, or the Administrator. The Administrator has broad discretion and authority in administering the 2006 Plan, including the right to reduce the exercise price of any option, or to accelerate vesting.
Types of Awards. The Administrator may authorize the following types of awards under the 2006 Plan: (1) the grant of “incentive” stock options which are options intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, or ISOs; and (2) the grant of options which do not meet those requirements, or Non-Qualified Options.
Eligible Participants. All directors, employees, consultants and advisors are eligible to receive awards under the 2006 Plan.
Shares Subject to the Plan. Prior to the approval by the stockholders of the proposed one million share increase of shares of common stock available under the 2006 Plan, we were permitted to issue stock options for up to 1,500,000 shares of our Common Stock pursuant to the 2006 Plan. Any shares subject to an option that terminates or expires without being exercised become available for future awards under the 2006 Plan. No eligible person shall be granted options during any twelve-month period covering more than 300,000 shares.
Terms and Conditions of Options. The exercise price of any option, may not be less than the fair market value of the Common Stock on the date of grant (110% of the fair market value for options granted to 10% stockholders). The closing sales price of our Common Stock on October 20, 2008 was $4.50. No option may be exercised more than 10 years after the date of grant (five years with respect to options granted to 10% stockholders). No option may be transferred or assigned without the consent of the Administrator except by will or the laws of descent and distribution. The exercise price of options may be paid in cash or, with the consent of the Administrator, by a full recourse promissory note, delivery of other shares of Common Stock (including shares acquired upon exercise of the related options), or by cashless exercise, to the extent and subject to applicable regulations.
Amendments to the Plan. The Board may amend, alter, suspend or discontinue the 2006 Plan at any time. No amendment, alteration, suspension or discontinuance requires stockholder approval unless such approval is required to preserve incentive stock option treatment for federal income tax purposes or the Board otherwise concludes that stockholder approval is advisable or required by law.
Termination of the Plan. The 2006 Plan will terminate on June 30, 2016. The termination of the 2006 Plan will not affect any outstanding option.
If the stockholders approve the one million increase of shares available for grant under the 2006 Plan, we would be permitted to issue up to 2,500,000 shares of our Common Stock pursuant to the 2006 Plan.

Certain Federal Tax Consequences
The following is a brief summary of the principal federal income tax consequences of awards under the 2006 Plan based on applicable provisions of the Internal Revenue Code and Treasury Regulations now in effect.
General. A recipient of an award of options under the 2006 Plan realizes no taxable income at the time of grant.
Incentive Stock Options. The holder of an ISO does not recognize taxable income upon exercise of the ISO. In order to retain this tax benefit, the holder must make no disposition of the shares so received for at least one year from the date of exercise and at least two years from the grant of the ISO. Assuming compliance with this and other applicable tax provisions, the holder will realize long-term capital gain or loss when he or she disposes of the shares, measured by the difference between the exercise price and the amount received for the shares at the time of disposition. If a holder disposes of shares acquired by exercise of an ISO before the expiration of the above-noted periods, the gain arising from such disqualifying disposition will be taxable as ordinary income in the year of disposition to the extent that the lesser of (i) the fair market value of the shares on the date the ISO was exercised or (ii) the amount realized upon such disposition exceeds the exercise price. Any amount realized in excess of the fair market value on the date of exercise is treated as long-term or short-term capital gain, depending upon the holding period of the shares. If the amount realized upon such disposition is less than the exercise price, the loss will be treated as long-term or short-term capital loss, depending upon the holding period of the shares.
For purposes of the alternative minimum tax, the holder will recognize as an addition to his or her tax base, upon the exercise of an ISO, an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. If the holder makes a disqualifying disposition in the year of exercise, the holder will recognize taxable income for purposes of the regular income tax and the holder’s alternative minimum tax base will not be additionally increased.
Nonqualified Options. The holder of a Non-Qualified Option recognizes ordinary income at the time of the exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. This taxable income is subject to payroll tax withholding if the holder is an employee. When a holder disposes of shares acquired upon the exercise of a Non-Qualified Option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as long-term or short-term capital gain, depending upon the holding period of the shares, and if the amount received is less than the fair market value of the shares on the date of exercise, the loss will be treated as long-term or short-term capital loss, depending upon the holding period of the shares.
Deduction to the Company. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the recipient of an award is considered to have realized ordinary income as a result of the award, assuming that the limitation under Section 162(m) of the Internal Revenue Code is not applicable.

Outstanding Options
The following table sets forth information concerning outstanding options under the 2006 Plan as of June 30, 2008 for the Annual Meeting:
OUTSTANDING OPTIONS UNDER
2006 STOCK OPTION PLAN

Number of
Name and Position	Shares
Ronald F. Valenta	0
Chief Executive Officer

Charles E. Barrantes	225,000
Executive Vice President and Chief Financial Officer

Christopher A. Wilson	225,000
General Counsel, Vice President and Secretary

Robert Allan	125,000
Chief Executive Officer, Royal Wolf

Executive Group	575,000

Non-Executive Director Group	0

Non-Executive Officer Employee Group	346,000

921,000

Vote Required for Approval
The affirmative vote of holders of a majority of the votes cast on this matter is required to approve the one million share increase of shares of common stock reserved for the exercise of stock options granted under the 2006 Plan.
Recommendation of the Board of Directors
The Board of Directors recommends a vote “FOR” the approval of the 2006 Stock Option Plan.

PROPOSAL 3:
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
The Audit Committee has selected Grobstein, Horwath & Company LLP, or GHC, as our independent auditors for fiscal year 2009. We are asking the stockholders to ratify this selection. We expect a representative from GHC to be present at the Annual Meeting and the representative will have the opportunity to make a statement if desired and to respond to appropriate questions by stockholders.
Aggregate fees billed to us by GHC for professional services rendered with respect to our fiscal year 2008 and aggregate fees billed to us by GHC for professional services rendered with respect to our fiscal year 2008 were as follows:

GHC
2008
Audit Fees	$269,746
Audit-Related Fees	28,224
Tax Fees	13,669
All Other Fees	0
In the above table, in accordance with the Securities and Exchange Commission’s definitions and rules, “audit fees” are fees we paid for professional services for the audit of our consolidated financial statements, including those in our Form 10-K, and reviews of our Form 10-Qs. “Audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. “Tax fees” are fees for tax compliance, tax advice and tax planning.
The policy of the Audit Committee is that it must approve in advance all services (audit and non-audit) to be rendered by the Company’s independent auditors. The Audit Committee approved in advance the engagement of GHC for services in fiscal year 2008.
Recommendation of the Board of Directors
The Board of Directors recommends that you vote “FOR” the ratification of the selection of GHC as our independent auditors for fiscal year 2009.
The ratification of the selection of GHC requires the affirmative vote of the holders of a majority of the number of shares voting on this matter. If the stockholders do not ratify the selection, the adverse vote will be deemed to be an indication to the Audit Committee that it should consider selecting other independent auditors for fiscal year 2009. Because of the difficulty and expense of substituting accounting firms, it is the intention of the Audit Committee that the appointment of GHC for fiscal year 2009 will stand unless, for a reason other than the adverse vote of the stockholders, the Audit Committee deems it necessary or appropriate to make a change. The Audit Committee also retains the power to appoint another independent auditor at any time or from time to time if it determines it is in our best interests.

REPORT OF THE AUDIT COMMITTEE
The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.
The Audit Committee oversees the financial reporting process on behalf of the Board of Directors. In fulfilling its oversight responsibilities the Audit Committee reviewed and discussed the audited financial statements included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission, or the Commission, and the unaudited financial statements included with Quarterly Reports on Form 10-Q filed with the Commission.
The Audit Committee met and discussed with management and the independent auditors the matters required to be discussed by Statements on Accounting Standards (SAS) No. 61. These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management decisions made in developing the financial statements. In addition, the Audit Committee has discussed with the independent auditors their independence from the Company and has received the written letter from the independent auditors required by Independence Standards Board Standard No. 1.
The Audit Committee also met and discussed with the independent auditors issues related to the overall scope and objectives of the audit, the Company’s internal controls and critical accounting policies, and the specific results of the audit. Management was present at all or some part of each of these meetings.
Pursuant to the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008.
Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. It is neither the Committee’s duty nor responsibility to conduct auditing or accounting reviews or procedures. Members of the Audit Committee are not employees of the Company and may not be, and do not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, members have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s financial statements. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, consultations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent accountants are in fact “independent.”

Respectfully Submitted,

James B. Roszak, Chairman
Lawrence Glascott
Manuel Marrero

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our common stock as of October 17, 2008, by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; (ii) each of our executive officers and directors; and (iii) all of our executive officers and directors as a group. Unless otherwise noted, we believe that each beneficial owner named in the table has sole voting and investment power with respect to the shares shown, subject to community property laws where applicable. An asterisk (*) denotes beneficial ownership of less than one percent.

	Beneficial Ownership
	Number of	Percent of
Name	Shares(1)	Class(1)
Ronald F. Valenta(2)(3)	3,776,805	21.2%
John O. Johnson(2)(4)	665,617	3.7%
James B. Roszak(2)	26,500	(* )
Lawrence Glascott(2)	28,200	(* )
Manuel Marrero(2)	22,500	(* )
David M. Connell(2)	24,500	(* )
Charles E. Barrantes(2)(5)	103,000	(* )
Christopher Wilson(2)	5,000	(* )
Robert Allan(6)	4,265	(* )
Theodore M. Mourouzis (7)	186,990	1.0%
Gilder, Gagnon, Howe & Co. LLC(8)	2,294,424	12.9%
Olowalu Holdings, LLC(9)	1,315,571	7.4%
2863 S. Western Avenue Palos Verdes, California 90275
Ronald L. Havner, Jr.(10)	2,559,175	14.4%
LeeAnn R. Havner The Havner Family Trust c/o Karl Swaidan Hahn & Hahn LLP 301 East Colorado Boulevard, Suite 900 Pasadena, California 91101
Jonathan Gallen(11)	1,905,000	10.7%
299 Park Avenue, 17th Floor New York, New York 10171
Neil Gagnon(12)	1,797,012	10.0%
1370 Avenue of the Americas, Suite 2400 New York, New York 10019
Jack Silver(13)	2,616,500	14.7%
SIAR Capital LLC 660 Madison Avenue New York, New York 10021
Brencourt Advisors, LLC(14)	691,200	3.9%
600 Lexington Avenue 8th Floor New York, NY 10022
All executive officers and directors as a group (ten persons)	7,402,552	41.5%

(1)	Based on 17,826,052 shares of common stock outstanding. In accordance with the rules of the SEC, person is deemed to be the beneficial owner of shares that the person may acquire within the following 60 days (such as upon exercise of options or warrants or conversion of convertible securities). These shares are deemed to be outstanding for purposes of computing the percentage ownership of the person beneficially owning such shares but not for purposes of computing the percentage of any other holder.

(2)	Business address is c/o General Finance Corporation, 39 East Union Street, Pasadena, California 91103.

(3)	Includes: (i) 13,500 shares owned by Mr. Valenta’s wife and minor children, as to which Mr. Valenta’s shares voting and investment power with his wife; and (ii) 540,013 shares that may be acquired upon exercise of warrants. The shares shown exclude the shares referred to in note (8), below.

(4)	Includes 260,348 shares that may be acquired upon exercise of warrants.

(5)	Includes 13,000 shares owned and 90,000 shares that may be acquired upon exercise of options.

(6)	Business address is Suite 201, Level 2, 22-28 Edgeworth David Avenue, Hornsby, New South Wales, Australia 2077

(7)	Business address is 2995 South Harding Street, Indianapolis, IN 46225.

(8)	Information is based upon a Schedule 13G filed on June 10, 2008. Gilder, Gagnon, Howe & Co. LLC is a New York limited liability and broker or dealer registered under the Securities Exchange Act of 1934. The shares shown include 60,599 shares as to which Gilder, Gagnon, Howe & Co. LLC has sole voting power and 2,233,825 shares as to which it shares voting and investment power. Of these 2,233,825 shares, 2,087,126 shares are held in customer accounts under which partners or employees of Gilder, Gagnon, Howe & Co. LLC have discretionary authority to dispose or direct the disposition of the shares, 146,749 shares are held in accounts of its partners and 60,599 shares are held in its profit-sharing plan.

(9)	Information is based upon an Amendment to Schedule l3G filed on October 10, 2008. Olawalu Holdings, LLC (“Olawalu”), is a Hawaiian limited liability company, of which Rick Pielago is the manager. Olawalu shares voting and investment power as to all of the shares shown with Lighthouse Capital Insurance Company, a Cayman Islands exempted limited company, and the Ronald Valenta Irrevocable Life Insurance Trust No. 1, a California trust, of which Mr. Pielago is trustee. The Ronald Valenta Irrevocable Life Insurance Trust No. 1 is an irrevocable family trust established by Ronald F. Valenta in December 1999 for the benefit of his wife at the time, any future wife, and their descendants. Mr. Valenta, himself, is not a beneficiary of the Trust, and neither he nor his wife or their descendants has voting or investment power, or any other legal authority, with respect to the shares shown. Mr. Valenta disclaims beneficial ownership of our shares held by the Trust. Mr. Pielago may be deemed to be the control person of Olawalu and the Ronald Valenta Irrevocable Life Insurance Trust No. 1.

(10)	Information is based upon Amendment No. 2 to Schedule 13D filed on October 8, 2008. The shares shown include 2,000 shares as to which Ronald L. Havner has sole voting power and 3,000 shares as to which his wife, LeeAnn R. Havner, has sole voting power. Mr. and Mrs. Havner are Co-Trustees of The Havner Family Trust. The Trust owns 2,517,425 shares and 39,750 warrants. As Co-Trustees of the Trust, Mr. and Mrs. Havner may he deemed to beneficially own all of the shares held by the Trust.

(11)	Information is based upon a Schedule 13G filed on February 14, 2008. The shares shown are held by Ahab Partners, L.P., Ahab International, Ltd., Queequeg Partners, L.P., Queequeg, Ltd. and one or more other private funds managed by Mr. Gallen. The shares shown include 655,000 shares that may be acquired upon exercise of warrants.

(12)	Information is based upon a Schedule 13G filed on February 13, 2008. The shares shown include: (i) 244,008 shares beneficially owned by Mr. Gagnon; (ii) 39,520 shares beneficially owned by Mr. Gagnon over which he has sole voting power and shared dispositive power; (iii) 162,443 shares beneficially owned by Lois Gagnon, Mr. Gagnon’s wife, over which he has shared voting power and shared dispositive power; (iv) 3,510 shares beneficially owned by Mr. Gagnon and Mrs. Gagnon as joint tenants with rights of survivorship, over which he has shared voting power and shared dispositive power; (v) 38,888 shares held by the Lois E. and Neil E. Gagnon Foundation, of which Mr. Gagnon is a trustee and over which he has shared voting power and shared dispositive power; (vi) 60,163 shares held by the Gagnon Family Limited Partnership, of which Mr. Gagnon is a partner and over which lie has shared voting power and shared dispositive power; (vii) 48,320 shares held by the Gagnon Grandchildren Trust over which Mr. Gagnon has shared dispositive power but no voting power; (viii) 530,549 shares held by four hedge funds, of which Mr. Gagnon is either the principal executive officer of the manager or the managing member of a member of the general partner or the managing member: (ix) 1,605 shares held by the Gagnon Securities LLC Profit Sharing Plan and Trust, of which Mr. Gagnon is a trustee; (x) 4,175 shares held by the Gagnon Securities LLC Profit Sharing Plan and Trust; and (xi) 663,831 shares held for certain customers of Gagnon Securities LLC, of which Mr. Gagnon is the managing member and the principal owner and over which he has shared dispositive power but no voting power. The shares shown include 465,279 shares that may be acquired upon exercise of warrants.

(13)	Information is based upon a Form 4 filed September 10, 2008. The shares shown include: (i) 345,500 shares that may be acquired upon exercise of warrants held by Sherleigh Associates Inc. Defined Benefit Pension Plan, a trust of which Mr. Silver is the trustee; (ii) 2,254,500 shares that may be acquired upon exercise of warrants held by Sherleigh Associates Inc. Profit Sharing Plan, a trust of which Mr. Silver is the trustee; and (iii) 16,500 shares held by Sherleigh Associates Inc. Defined Benefit Pension Plan, a trust of which Mr. Silver is a trustee.

(14)	Information is based upon a Schedule 13G filed on February 14, 2008 as an Investment Advisor with the Sole dispositive and power to vote or to direct the vote of 691,200 shares.
COMPLIANCE WITH SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and 10% stockholders to file reports with the Securities and Exchange Commission on changes in their beneficial ownership of Common Stock and to provide us with copies of the reports. We believe that all of these persons filed all required reports on a timely basis in fiscal year 2008.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview of Compensation Philosophy and Objectives
The Company’s overall compensation program is designed to align the interests of our executive officers with the interests of our stockholders. We believe the most effective compensation program aligns the interests of executive officers and stockholders by rewarding the achievement by executive officers of specific annual goals which fit within the framework of the Company’s strategy and which increase long-term stockholder value. We structure the compensation of our executive officers to reward the achievement of the strategic goals that drive stockholder value.
Executive Compensation Program
The Compensation Committee of the Board of Directors is responsible for the establishment and development of the Company’s compensation philosophy. The Compensation Committee establishes, implements and monitors the structure of the Company’s executive compensation program.
For the fiscal year 2008, the principal components of compensation for the principal financial officer and the other two most highly compensated executive officers, or collectively the Named Executive Officers, were:
1.	Annual base salary;

2.	Non-equity performance-based incentive compensation; and

3.	Long-term equity incentive compensation.
Mr. Valenta, our principal executive officer, did not receive in fiscal year 2008 a base salary, non-equity performance-based incentive compensation or equity incentive compensation.
In fiscal year 2008, the Compensation Committee did not retain or rely upon information provided by any third-party compensation consultant in setting compensation levels and awards for our Named Executive Officers. Our Compensation Committee made all final compensation decisions for our Named Executive Officers for fiscal year 2008.
Elements of Compensation.
Base Salaries. Annual base salaries provide executive officers with a guaranteed minimum level of cash compensation. We believe that paying a base salary enables us to attract and retain executives and is market practice. We establish base salaries at levels so that a significant portion of the total cash compensation such executives can earn is performance-based (through annual incentive compensation). Base salaries are set based on factors, as applicable, that include whether a salary level is competitive with comparable companies, the recommendations of Mr. Valenta for the other Named Executive Officers and the business judgment of the members of the Compensation Committee, as discussed further below. The Compensation Committee reviews base salaries annually for the Named Executive Officers.
Bonuses. Annual cash bonuses are designed to reward our executive officers, including each of the Named Executive Officers, for achievement of financial and operational goals and individual performance objectives to enable us to meet long and short-term goals. The objectives generally relate to financial factors, such as growth in earnings before interest, income taxes, depreciation and amortization and other non-operating costs, or EBITDA, and the achievement of other corporate, operational and financial goals. Incentive bonuses are determined annually at the discretion of the Compensation Committee.
The Committee’s decision to pay annual cash bonuses for fiscal year 2008 performance was based upon the Company’s achievement of increases in achievement of strategic goals. The Compensation Committee predetermined strategic goals for each Named Executive Officer, assessed the achievement of those goals and determined actual bonus amounts based upon the recommendations of Mr. Valenta and their collective business judgment.
Equity-Based Compensation. Equity awards of stock options are long-term incentives designed to reward long-term growth in the stockholder value. Stock options assist in the retention of executives because they are not exercisable at the time of grant and achieve their maximum value only if the executive continues to be employed for a period of years. Stock options have value solely to the extent that the price of our common stock increases over the exercise price set as of the date of grant. The Compensation Committee believes that our executive officers should have an incentive to improve the Company’s performance by having an ongoing stake in the success of our business. The Compensation Committee seeks to create this incentive by granting executive officers stock options upon the commencement of their employment with the Company.
Stock Options
Stock options are granted with an exercise price of not less than 100% of the fair market value of our common shares on the date of grant, so that the executive officer may not profit from the option unless the price of our common shares increases. Options granted by the Compensation Committee also are designed to help us retain executive officers in that options are not exercisable at the time of grant, and achieve their maximum value only if the executive remains in the Company’s employ for a period of years.

The Compensation Committee determines stock option award levels in their discretion, primarily based on the recommendations of Mr. Valenta and consideration of an individual’s responsibilities and performance and equity awards at comparable companies.
Stock Option Grant Practices
Stock option grants to all of our executive officers and other employees, including the Named Executive Officers, must be approved by the Compensation Committee of the Board, which consists entirely of independent directors. Grants occur only at meetings of the Compensation Committee and such grants are made effective as of the date of the meeting or a future date, as in the case of the hiring of a new employee. Stock option awards are not timed in coordination with the release of material non-public information. The exercise price of all stock options granted is equal to the closing market price of our common shares on the date of grant.
Role of Executive Officers. In general, Mr. Valenta attends all meetings of the Compensation Committee at which compensation of the other Named Executive Officers or compensation policy is reviewed. Mr. Valenta does not vote on items before the Compensation Committee. The Compensation Committee and the Board solicit Mr. Valenta’s views on the performance of the executive officers who report to him.
Compensation Surveys. Each component of compensation we pay to our Named Executive Officers—salary, cash bonuses and stock options—is based generally on the Committee’s subjective assessment of each individual’s role and responsibilities. Consideration of market rates is an additional factor reviewed by the Committee in determining compensation levels; we do not “benchmark” or specifically target certain levels of compensation. For our executive officers, generally, we determine market compensation rates by reviewing public disclosures of compensation paid to senior executive officers by other companies of comparable size and market capitalization. In fiscal year 2008 the comparable companies reviewed were:
•	McGrath RentCorp;

•	Mobile Mini, Inc.; and

•	Williams Scotsman, Inc.
The Compensation Committee also bases its payment of base salary and annual bonuses for Named Executive Officers, other than the chief executive officer, on the attainment of objectives established by the Compensation Committee, based upon recommendations from Mr. Valenta. In establishing individual bonuses for senior executives, the Compensation Committee considers growth in the enterprise value, common stock price, EBITDA and other financial and corporate objectives, together with the executive officer’s contribution to the Company’s growth and profitability.
Compensation of Executives Other than Mr. Valenta. The Compensation Committee sets the base salaries, bonus and equity compensation for the other Named Executive Officers after consideration of the recommendations prepared by Mr. Valenta with respect to the appropriate amounts to reward and incentivize each Named Executive Officer. Mr. Valenta used information relating to each executive officer’s responsibilities and achievements in accomplishing the corporate objectives set by the Compensation Committee for the previous year, his assessment of the individual performance of each Named Executive Officer and to recommend to the Compensation Committee the annual incentive bonuses for each of the other Named Executive Officers.
In June 2008, the Compensation Committee considered the achievement of the Company’s increased fiscal year 2008 revenues and EBITDA and the recommendations of Mr. Valenta with respect to the individual performance of the other Named Executive Officers. The Compensation Committee considered that during fiscal year 2008, the completion by the Named Executive Officers of certain strategic initiatives and the oversight of the completion of the acquisition of and acquisitions by Royal Wolf. Based on this review and consideration of Mr. Valenta’s recommendations, the Compensation Committee awarded cash bonuses for fiscal year 2008 to Mr. Barrantes of $90,000, to Mr. Wilson of $38,000 and to Mr. Allan of $107,575.
Fiscal Year 2009 Executive Officer Annual Base Salaries and Cash Bonus Performance Targets. In June 2008, after consultation with Mr. Valenta, the Compensation Committee set fiscal year 2009 annual base salaries and corporate performance targets for fiscal year 2009 annual cash bonuses for the Named Executive Officers other than Mr. Valenta. The fiscal year 2009 annual base salaries of Mr. Barrantes, Mr. Wilson and Mr. Allan remained unchanged from fiscal year 2008 at $200,000, $200,000 and AUD $350,000, respectively. The Compensation Committee determined that the corporate performance targets for annual cash bonuses for fiscal year 2009 performance for each of the Named Executive Officers would be if the Company achieved specific EBITDA goals. The Committee believes that the goals, while challenging, particularly in the current economic environment, are achievable.
Severance
Pursuant to an employment agreement with Mr. Wilson, we will make a severance payment equal to one year’s salary if his employment is terminated without cause, as defined in the employment agreement. We may also elect to pay six months’ compensation to Mr. Allan in lieu of providing six months prior notice of termination of his employment.
Perquisites and Other Personal Benefits
We do not have programs in place to provide personal perquisites for our executive officers. We do not have medical or other insurance plans in place at the Company. We therefore reimburse Mr. Barrantes and Mr. Wilson for up to $750 and $1,150 per month, respectively, for insurance coverage. Mr. Allan participates in medical and dental insurance of Royal Wolf at Royal Wolf’s expense, and Royal Wolf contributes to Mr. Allan’s pension as required by Australian law. We do not have any other retirement plans under which our executive officers may participate.

Tax & Accounting Considerations
Deductibility of Executive Compensation—Code Section 162(m). Section 162(m) of the Internal Revenue Code imposes a $1,000,000 limit on the annual deduction that may be claimed for compensation paid to each of the chief executive officer and the three other highest paid employees of a publicly held corporation (other than the chief financial officer). Certain performance-based compensation awarded under a plan approved by stockholders is excluded from that limitation. Awards of stock options and our annual cash incentive awards are designed in general to qualify for deduction as performance-based compensation. However, while the Compensation Committee considers the tax deductibility of compensation, the Committee has and may approve compensation that does not qualify for deductibility in circumstances it deems appropriate to promote varying corporate goals.
Accounting for Stock-Based Compensation. For the issuances of stock options, the Company follows the fair value provisions of SFAS No. 123R, Share-Based Payment, or No. 123R. SFAS No. 123R requires recognition of employee share-based compensation expense in the statements of income over the vesting period based on the fair value of the stock option at the grant date. For a discussion of valuation assumptions used in the calculation of these amounts for fiscal year 2008, see Note 2, “Summary of Significant Accounting Policies,” and Note 9, “Stock Option Plans,” of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended June 30, 2008 filed with the Securities and Exchange Commission on September 22, 2008.
Report of the Compensation Committee
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on the Compensation Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully Submitted,

David M. Connell, Chairman
Manuel Marrero
James B. Roszak

Summary Compensation Table
The following table contains summary compensation information of the following executive officers, or our “Named Executive Officers,” for fiscal year 2008, the six months ended June 30, 2007 and the year ended December 31, 2006.
Summary Compensation Table

				Option	All Other
				Awards	Compensation
Name and Principal Position	Year	Salary	Bonus	(4)	(5)	Total
Ronald F. Valenta Chief Executive Officer	2008	$—	$—	$—	$—	$—
	2007	—	—	—	—	—
	2006	—	—	—	—	—

Charles E. Barrantes Chief Financial Officer and Executive Vice President (1)	2008	$200,000	$90,000	$137,600	$10,533	$438,133
	2007	100,000	—	68,800	3,512	172,312
	2006	62,121	21,742	42,000	3,361	129,224

Christopher A. Wilson General Counsel, Vice President and Counsel (2)	2008	$109,167	$38,000	$92,100	$11,335	$250,602

Robert Allan Chief Executive Officer, Royal Wolf (3)	2008	$313,764	$107,575	$71,600	$—	$492,939

(1)	The employment of Mr. Barrantes commenced in September 2006.

(2)	The employment of Mr. Wilson commenced in December 2007.

(3)	Mr. Allan became a Named Executive Officer in conjunction with our acquisition of Royal Wolf effective September 13, 2007. The salary reflected in this table was for the full fiscal year 2008.

(4)	The amounts shown are the amounts of compensation expense recognized by us in fiscal year 2008 relating to the grants of stock options, as described in Financial Accounting Standards No. 123R. For a discussion of valuation assumptions used in the calculation of these amounts for fiscal year 2008, see Note 2, “ Summary of Significant Accounting Policies,” and Note 9, “Stock Option Plans,” of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended June 30, 2008 filed with the Securities and Exchange Commission on September 22, 2008.

(5)	Reimbursement of medical and dental insurance premiums.

Plan-Based Awards
We have only one compensation plan, our 2006 Stock Option Plan. The following table provides information concerning each grant of an award made to the Named Executive Officers in fiscal year 2008.
Option Grants in Fiscal Year 2008

All Other
			Option Awards:		Exercise or
		Date of	Number of		Base Price of	Grant Date
		Approval of	Securities		Option	Fair Value of
		Grants by the	Underlying		Awards	Option
Name	Grant Date	Board	Options (#)		($/Shares)	Awards ($)
Christopher A. Wilson	12/14/07	10/30/07	225,000	(1)	$9.05	$843,000

Robert Allan	1/22/08	10/30/07	125,000	(2)	$8.80	$492,200

(1)	The stock options vest in five equal annual installments beginning December 14, 2008.

(2)	45,000 of these stock options vest in five equal annual installments beginning January 22, 2009 and 80,000 of these stock options vest over 20 months subject to a performance condition based on Royal Wolf achieving a certain EBITDA (earnings before interest, income taxes, depreciation and amortization and other non-operating costs) target for the fiscal year 2008. In June 2008, the Compensation Committee determined that 40,000 of these performance-based options would be deemed to have achieved the performance criteria and the remaining 40,000 performance-based options would be rolled over and modified during the first quarter of the fiscal year ending June 30, 2009, or “2009,” to vest, subject to the achievement by Royal Wolf of certain EBITDA targets for 2009 and the fiscal year ending June 30, 2010, over a longer period.
The following table provides information concerning outstanding options as of June 30, 2008.
Outstanding Equity Awards at Fiscal Year-End

	Number of	Number of
	Securities	Securities		Equity Incentive Plan
	Underlying	Underlying		Awards: Number of
	Unexercised	Unexercised		Securities Underlying
	Options	Options		Unexercised Unearned
	(#)	(#)		Options	Exercise Price	Expiration
Name	Exercisable	Unexercisable		(#)	($/Sh)	Date
Charles E. Barrantes	45,000	180,000	(1)	—	$7.30	9/11/16

Christopher A. Wilson	—	225,000	(2)	—	$9.05	12/14/17

Robert Allan	—	125,000	(3)	—	$8.80	1/22/18

(1)	These options vest in five equal annual installments on September 11 of each of 2007, 2008, 2009, 2010 and 2011, subject to continued service with us, and have a ten-year term.

(2)	These options vest in five equal annual installments on December 14 of each of 2008, 2009, 2010, 2011 and 2012, subject to continued service with us, and have a ten-year term.

(3)	45,000 of these stock options vest in five equal annual installments on January 22 of each of 2009, 2010, 2011, 2012 and 2013. 80,000 of these stock options vest over 20 months subject to a performance condition based on Royal Wolf achieving a certain EBITDA (earnings before interest, income taxes, depreciation and amortization and other non-operating costs) target for the fiscal year 2008. In June 2008, the Compensation Committee determined that 40,000 of these performance-based options would be deemed to have achieved the performance criteria and the remaining 40,000 performance-based options would be rolled over and modified during the first quarter of the fiscal year ending June 30, 2010, over a longer period. These stock options are subject to continued service with us and have a ten-year term.
No Named Executive Officer exercised any stock options during fiscal year 2008.
Employment Agreements
On September 11, 2006, we entered into an employment agreement with Charles E. Barrantes, under which he agrees to serve as our Executive Vice President and Chief Financial Officer. Under the employment agreement, Mr. Barrantes receives a base annual salary of $200,000, and is eligible to receive an annual bonus each fiscal year of up to 35% of his base salary, provided he is employed on the last day of such year. We reimburse Mr. Barrantes up to $750 per month for health, dental, vision and supplemental disability premiums for himself and his family, because we do not currently provide employee benefits. Should we provide such benefits in the future, Mr. Barrantes will be entitled to participate on the same basis in all offered benefits or programs as any other employee.
On December 14, 2007, we entered into an employment agreement with Christopher A. Wilson, under which he agrees to serve as our General Counsel, Vice President and Secretary. Under the employment agreement, Mr. Wilson receives a base annual salary of $200,000, and is eligible to receive an annual bonus each fiscal year of up to 35% of his base salary, provided he is employed on the last day of such year. Mr. Wilson is entitled to a severance payment equal to one year’s salary if his employment is terminated without cause, as defined in the employment agreement. We reimburse Mr. Wilson for up to $1,150 per month for health, dental, vision and supplemental disability premiums for himself and his family, because we do not currently provide employment benefits. Should we provide such benefits in the future, Mr. Wilson will be entitled to participate on the same basis in all offered benefits or programs as any other employee.
Mr. Barrantes and Mr. Wilson each received options to purchase an aggregate of 225,000 shares of common stock under our 2006 Stock Option Plan as of the respective dates of commencement of their employment. Mr. Barrantes’ and Mr. Wilson’s stock options have an exercise price of $7.30 and $9.05 per share, respectively (the closing sales price of the common stock on the date of grant), vest in five equal annual installments and expire ten years from the date of grant.
Mr. Barrantes’ and Mr. Wilson’s employment agreements will terminate upon the date of their death or in the event of a physical or mental disability that renders either of them unable to perform his duties for 60 consecutive days or 120 days in any twelve-month period. Mr. Barrantes and Mr. Wilson may terminate their respective employment agreements at any time upon 30 days notice to us, and we may terminate it at any time upon notice to Mr. Barrantes.
Royal Wolf employs Robert Allan pursuant to an employment agreement that will continue indefinitely, unless terminated by Mr. Allan or Royal Wolf upon at least six months’ notice. Under his employment agreement, using an Australian dollar to United States dollar exchange rate of 0.9615 at June 30, 2008, Mr. Allan receives a base annual salary of $336,528 and is eligible to receive an annual performance bonus not to exceed $137,975 based upon the achievement of specified performance indicators. The maximum annual performance bonus is subject to increase based upon consumer priced index increases. There is no severance or similar obligation to Mr. Allan under his employment agreement except that Royal Wolf may pay six months’ compensation to Mr. Allan in lieu of providing notice of termination of his employment as described above.
Ronald F. Valenta and John O. Johnson, our Chief Executive Officer and Chief Operating Officer, respectively, have served in those capacities since inception. The Company intends on paying Mr. Valenta and Mr. Johnson a salary of $200,000 per year commencing on or around January 1, 2009 and October 15, 2008, respectively.
Charles E. Barrantes, our Chief Financial Officer, and Christopher A. Wilson, our General Counsel, are the only employees who received compensation for services to the Company in fiscal year 2008. Robert Allan received compensation as Chief Executive Officer of GFN Australasia Holdings Pty Limited, which, with its subsidiaries, we refer to as “Royal Wolf,” an indirectly-owned Australian subsidiary.

In approving Mr. Barrantes’ and Mr. Wilson’s compensation, the Board of Directors reviewed information provided by management regarding the compensation of the chief financial officers of four public companies in the equipment leasing business. The Board also considered the size and stage of development of the Company, Mr. Barrantes’ and Mr. Wilson’s experience and prior compensation, and the scope of the services that Mr. Barrantes would be required to render (particularly given the lack of support staff and the need to implement policies and procedures). The Board of Directors determined that Mr. Barrantes’ and Mr. Wilson’s compensation should consist of a base salary, the opportunity for a material performance-based bonus and stock options under the 2006 Stock Option Plan.
Potential Payments Upon Termination of Employment or Change in Control
We have no agreements or arrangement with any executive officer that provides for payments upon termination of employment except that pursuant to his employment agreement Mr. Wilson is entitled to a lump sum severance payment of twelve months base salary if we terminate his employment without “cause” or he terminates his employment for “good reason”. We have no agreements or arrangements with any executive officer that provide for payments upon a change of control.

TRANSACTIONS WITH RELATED PERSONS
On October 1, 2008 we acquired Mobile Office Acquisition Corp., or MOAC, through a merger, or Merger. Pursuant to the Merger Agreement, the former stockholders of MOAC received approximately $19.4 million in cash, four million shares of restricted common stock of GFN (valued pursuant to the Merger Agreement at $7.50 per share with an aggregate value of $30 million) and a 20-month subordinated promissory note in the principal amount of $1.5 million issued by GFN North America Corp., our wholly-owned subsidiary. A special committee of independent directors of the Company was formed to determine whether to acquire MOAC because Ronald F. Valenta, our President, Chief Executive Officer and director, is a stockholder of MOAC. The stockholders of the Company approved the acquisition of MOAC on September 30, 2008, and the acquisition was completed on October 1, 2008.
In April 2006, immediately prior to the closing of our initial public offering, Ronald F. Valenta, our Chief Executive Officer and a director, and John O. Johnson, our Chief Operating Officer, purchased from the Company 466,667 warrants and 116,616 warrants, respectively, at a price of $1.20 per warrant for an aggregate purchase price of $700,000. These warrants are identical to the warrants issued in our initial public offering in that each warrant entitles the holder to purchase one share of Common Stock for $6.00 per share following the completion of a business combination and expires April 5, 2010.
In May 2008, pursuant to an offering to holders of our publicly-traded warrants, which included these warrants to two of our executive officers, at a reduced exercise price of $5.10 per warrant, Mr. Valenta exercised all 466,667 of his warrants.
The Company had an unsecured limited recourse revolving line of credit from Ronald F. Valenta, a director and the chief executive officer of the Company, pursuant to which the Company could borrow up to $3,000,000 outstanding at one time. The line of credit terminated upon the completion of the acquisition of Royal Wolf and the outstanding principal and interest totaling $2,586,848 was repaid on September 14, 2007.
The Company utilizes certain accounting, administrative and secretarial services from affiliates of officers; as well as certain limited office space provided by an affiliate of Mr. Valenta. Until the consummation of a business combination by the Company, the affiliates had agreed to make such services available to the Company free of charge, as may be required by the Company from time to time; with the exception of the reimbursement of certain out-of-pocket costs incurred on behalf of the Company. Effective September 14, 2007, the Company entered into a month-to-month arrangement that lasted until January 31, 2008 with an affiliate of Mr. Valenta for the rental of the office space at $1,148 per month. In addition, effective September 14, 2007, the Company commenced recording a charge to operating results (with an offsetting contribution to additional paid-in capital) for the estimated cost of contributed services rendered to the Company at no compensation by non-employee officers and administrative personnel of affiliates.
Effective January 31, 2008, the Company entered into a lease with an affiliate of Mr. Valenta for its new corporate headquarters in Pasadena, California. The rent is $7,779 per month, plus allocated charges for common area maintenance, real property taxes and insurance, for approximately 3,000 square feet of office space. The term of the lease is five years, with two five-year renewal options, and the rent is adjusted yearly based on the consumer price index. Rental payments were $48,000 in fiscal year 2008.
We have not adopted a formal written policy regarding transactions with related persons. However, in general, any such material transaction would require approval of the Board of Directors, with any interested director abstaining.
CONFLICTS OF INTEREST
Stockholders should be aware of the following potential conflicts of interest:
•	Our chief executive officer and chief operating officer are not required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to our company and the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those in which our company intends to engage.
In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:
•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.
Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS
Stockholders who want to communicate with the Board of Directors or any individual director should write to: Corporate Secretary, General Finance Corporation, 39 East Union Street, Pasadena, California 91103. The letter should indicate that you are a stockholder of General Finance Corporation and set forth the number of shares you hold and how the shares are held if they are not registered in your name. Depending upon the subject matter, the Corporate Secretary will:
•	Forward the communication to the director or directors to whom it is addressed;

•	Delegate the inquiry to management where it is a request for information about the Company or a stock-related matter; or

•	Not forward the communication, if it is primarily commercial in nature, or if it relates to an improper or irrelevant topic, or is repetitive or redundant.
STOCKHOLDER PROPOSALS
We anticipate holding our 2009 Annual Meeting in November 2009. If you wish to submit proposals to be included in our proxy statement for the 2009 Annual Meeting of Stockholders, we must receive them 90 days prior to the meeting. Please address your proposals to: Corporate Secretary, General Finance Corporation, 39 East Union Street, Pasadena, California 91103.
OTHER MATTERS
Management does not know of any matters to be presented to the Annual Meeting other than those set forth above. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with the recommendation of the Board of Directors and authority to do so is included in the proxy.
AVAILABILITY OF ANNUAL REPORT ON FORM 10-K
We will furnish without charge a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2008, as filed with the Securities and Exchange Commission, including the financial statements and financial statement schedule thereto, to any stockholder who so requests by writing to: Corporate Secretary, General Finance Corporation, 39 East Union Street, Pasadena, California 91103.

By Order of the Board of Directors

Christopher A. Wilson General Counsel, Vice President and Secretary
Dated: October 20, 2008

ANNEX A TO PROXY STATEMENT
GENERAL FINANCE CORPORATION
2006 STOCK OPTION PLAN
1. PURPOSES OF THE PLAN
The purposes of the 2006 Stock Option Plan (the “Plan”) of General Finance Corporation, a Delaware corporation (the “Company”), are to:
1.1 Encourage selected employees, directors, consultants and advisers to improve operations and increase the profitability of the Company;
1.2 Encourage selected employees, directors, consultants and advisers to accept or continue employment or association with the Company or its Affiliates; and
1.3 Increase the interest of selected employees, directors, consultants and advisers in the Company’s welfare through participation in the growth in value of the common stock of the Company (the “Common Stock”). All references herein to stock or shares, unless otherwise specified, shall mean the Common Stock.
2. TYPES OF AWARDS; ELIGIBLE PERSONS
2.1 The Administrator (as defined below) may, from time to time, take the following action, separately or in combination, under the Plan: (a) grant options intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”), as “incentive stock options (“ISOs”) and (b) grant options not intended to be ISOs, so-called “non-qualified options” (“NQOs ,” and together with ISOs, “Options”). Any such grants may be made to employees, including employees who are officers or directors, and to individuals described in Section 1 of the Plan who the Administrator believes have made or will make a contribution to the Company or any Affiliate (as defined below); provided, however, that only a person who is an employee of the Company or any Affiliate at the date of the grant of an Option is eligible to receive ISOs under the Plan.
2.2 For purposes of the Plan: (a) the term “Affiliate” means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code; (b) the term “employee” includes an officer or director who is an employee of the Company; (c) the term “consultant” includes persons employed by, or otherwise affiliated with, a consultant; and (iv) the term “adviser” includes persons employed by, or otherwise affiliated with, an adviser.
2.3 Except as otherwise expressly set forth in the Plan, no right or benefit under the Plan shall be subject in any manner to anticipation, alienation, hypothecation, or charge, and any such attempted action shall be void. No right or benefit under the Plan shall in any manner be liable for or subject to debts, contracts, liabilities, or torts of any Grantee or any other person except as otherwise may be expressly required by applicable law.

3. STOCK SUBJECT TO THE PLAN; MAXIMUM NUMBER OF GRANTS
3.1 Subject to the provisions of Section 3.2, the total number of shares of Common Stock that may be issued under the Plan shall not exceed 1,500,000 shares. The shares subject to an Option granted under the Plan that expire, terminate or are cancelled unexercised shall become available again for grants under the Plan. Where the exercise price of an Option is paid by means of the Grantee’s surrender of previously owned shares of Common Stock or the Company’s withholding of shares otherwise issuable upon exercise of the Option as may be permitted in the Plan, only the net number of shares issued and which remain outstanding in connection with such exercise shall be deemed “issued” and no longer available for issuance under the Plan. No eligible person shall be granted Options during any twelve-month period covering more than 300,000 shares.
3.2 If the Common Stock is changed by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, then the number and class of shares of stock subject to the Plan that may be issued under the Plan, and the maximum number of shares covered by Options to any eligible person under Section 3.1, shall be proportionately adjusted (provided that any fractional share resulting from such adjustment shall be disregarded).
4. ADMINISTRATION
4.1 The Plan shall be administered by the Board of Directors of the Company (the “Board”) or by a committee (the “Committee”) to which the Board has delegated administration of the Plan (or of part thereof) (in either case, the “Administrator”). The Board shall appoint and remove members of the Committee in its discretion in accordance with applicable laws. At the Board’s discretion, the Committee may be comprised solely of “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or “outside directors” within the meaning of Section 162(m) of the Code. The Administrator may delegate non-discretionary administrative duties to such employees of the Company as the Administrator deems proper. Notwithstanding the delegation of administration of the Plan by the Board to a Committee, the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.
4.2 Subject to the other provisions of the Plan, the Administrator shall have the authority, in its discretion: (a) to grant Options; (b) to determine the fair market value of the shares of Common Stock subject to Options; (c) to determine the exercise price of Options granted, which shall be no less than the fair market value of the Common Stock on the date of grant; (d) to determine the persons to whom, and the time or times at which, Options shall be granted, and the number of shares subject to each Option; (e) to construe and interpret the terms and provisions of the Plan and all Options granted under the Plan; (f) to prescribe, amend, and rescind rules and regulations relating to the Plan; (g) to determine the terms and provisions of each Option granted (which need not be identical), including but not limited to, the time or times at which Options shall be exercisable; (h) with the consent of the Grantee, to rescind any grant or exercise of an Option; (i) to modify or amend the terms of any Option (with the consent of the Grantee if the modification or amendment is adverse to the Grantee); (j) to accelerate or defer (with the consent of the Grantee) the exercise date of any Option; (k) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option; (l) to determine the duration and purposes of leaves of absence which may be granted to participants without constituting a termination of their employment for the purposes of the Plan; and (m) to make all other determinations deemed necessary or advisable for the administration of the Plan and any applicable Option. The Administrator may not reduce the exercise price of any outstanding Option.

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4.3 All questions of interpretation, implementation, and application of the Plan or any Option or Option agreement shall be determined by the Administrator, which determination shall be final and binding on all persons.
4.4 In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, and to the extent allowed by applicable law, the Administrator shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Administrator may be party by reason of any action taken or failure to act under or in connection with the Plan or any option granted under the Plan, and against all amounts paid by the Administrator in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Administrator in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Administrator did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, and in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Administrator shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.
5. GRANTING OF OPTIONS; AGREEMENTS
5.1 No Options shall be granted under the Plan after 10 years from the date of adoption of the Plan by the Board.
5.2 Each Option shall be evidenced by a written agreement, in form satisfactory to the Administrator, executed by the Company and the person to whom such grant is made (“Grantee,” which term shall include the permitted successors and assigns of the Grantee with respect to the Option). In the event of a conflict between the terms or conditions of an agreement and the terms and conditions of the Plan, the terms and conditions of the Plan shall govern.
5.3 Each Option agreement shall specify whether the Option it evidences is an NQO or an ISO, provided, however, all Options granted under the Plan to non-employee directors, consultants and advisers of the Company are intended to be NQOs.
5.4 Subject to Section 6.2.3 with respect to ISOs, the Administrator may approve the grant of Options under the Plan to persons who are expected to become employees, directors, consultants or advisers of the Company, but are not employees, directors, consultants or advisers at the date of approval.
5.5 For purposes of the Plan, the term “employment” shall be deemed to include service as an employee, director, consultant or adviser.

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6. TERMS AND CONDITIONS OF OPTIONS
Each Option granted under the Plan shall be subject to the terms and conditions set forth in Section 6.1. ISOs shall also be subject to the terms and conditions set forth in Section 6.2.
6.1 Terms and Conditions to Which All Options Are Subject. All Options granted under the Plan shall be subject to the following terms and conditions:
6.1.1 Exercise Price. The exercise price of each Option shall be the amount determined by the Administrator, but shall not be less than the fair market value of the Common Stock on the date of grant (determined under Section 6.1.9).
6.1.2 Time of Option Exercise (Vesting). Subject to Section 6.2.4, an Option granted under the Plan shall be exercisable (a) immediately as of the effective date of the applicable agreement or (b) in accordance with a schedule or performance criteria as may be set by the Administrator and specified in the applicable agreement. However, in no case may an Option be exercisable until the Company and the Grantee execute a written agreement in form and substance satisfactory to the Company.
6.1.3 Grant Date. The date of grant of an Option under the Plan shall be the date approved by the Administrator or a future date specified by the Administrator at the time of approval and reflected as the effective date of the applicable agreement.
6.1.4 Non-Transferability of Rights. Except with the express written approval of the Administrator, which approval the Administrator is authorized to give only with respect to NQOs, no Option granted under the Plan shall be assignable or otherwise transferable by the Grantee except by will or by the laws of descent and distribution. During the life of the Grantee, an Option shall be exercisable only by the Grantee or permitted transferee.
6.1.5 Payment. Except as provided below, payment in full, in cash, shall be made for all Common Stock purchased at the time written notice of exercise of an Option is given to the Company and the proceeds of any payment shall be considered general funds of the Company. The Administrator in its discretion may include in any Option agreement, or separately approve in connection with the exercise of any Option, any one or more of the following additional methods of payment (subject to applicable law):
(a) Acceptance of the Grantee’s full recourse promissory note for all or part of the Option price, payable on such terms and bearing such interest rate as determined by the Administrator (but in no event less than the minimum interest rate specified under the Code at which no additional interest or original issue discount would be imputed), which promissory note may be either secured or unsecured in such manner as the Administrator shall approve (including, without limitation, by a security interest in the shares of the Company);
(b) Delivery by the Grantee of shares of Common Stock already owned by the Grantee for all or part of the Option price, provided the fair market value of such shares of Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the Grantee is authorized to pay by delivery of such stock;

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(c) Through the surrender of shares of Common Stock then issuable upon exercise of the Option, provided the fair market value (determined as set forth in Section 6.1.9) of such shares of Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the Grantee is authorized to pay by surrender of such stock; and
(d) By means of so-called cashless exercises through a securities broker to the extent exercise in such manner does not violate applicable law or regulation (including the Exchange Act and rules and regulations of the Securities and Exchange Commission).
6.1.6 Termination of Employment. Unless otherwise provided in the applicable agreement, if for any reason a Grantee ceases to be employed by the Company or any of its Affiliates, Options held by the Grantee at the date of termination of employment (to the extent then exercisable) may be exercised in whole or in part at any time (but in no event after the Expiration Date) within one year of the date of termination in the case of termination by reason of death or disability; at the commencement of business on the date of a termination for “cause” (as defined in the applicable agreement or in any agreement with the Company pertaining to employment); and, in all other cases, within 90 days of the date of termination. For purposes of this Section 6.1.6, a Grantee’s employment shall not be deemed to terminate by reason of the Grantee’s transfer from the Company to an Affiliate, or vice versa, or sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if the Grantee’s right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute
6.1.7 Withholding and Employment Taxes. At the time of exercise and as a condition thereto, or at such other time as the amount of such obligation becomes determinable, the Grantee of an Option shall remit to the Company in cash all applicable federal and state withholding and employment taxes if required by law. Such obligation to remit may be satisfied, if authorized by the Administrator in its sole discretion, after considering any tax, accounting and financial consequences, by the holder’s (a) delivery of a promissory note in the required amount on such terms as the Administrator deems appropriate, (b) tendering to the Company previously owned shares of Common Stock or other securities of the Company with a fair market value equal to the required amount, or (c) agreeing to have shares of Common Stock (with a fair market value equal to the required amount), which are acquired upon exercise of the Option, withheld by the Company.
6.1.8 Other Provisions. Each Option granted under the Plan may contain such other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Administrator, and each ISO granted under the Plan shall include such provisions and conditions as are necessary to qualify the Option as an “incentive stock option” within the meaning of Section 422 of the Code.

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6.1.9 Determination of Fair Market Value. For purposes of the Plan, the fair market value of Common Stock or other securities of the Company shall be determined as follows:
(a) If the stock of the Company is listed on a securities exchange or is regularly quoted by a recognized securities dealer, and selling prices are reported, its fair market value shall be the closing price of such stock on the date the value is to be determined, but if selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for such stock on the date the value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices).
(b) In the absence of an established market for the stock, the fair market value thereof shall be determined in good faith by the Administrator, with reference to the Company’s net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company’s industry, the Company’s position in the industry, the Company’s management, and the values of stock of other corporations in the same or a similar line of business.
6.1.10 Option Term. No Option shall be exercisable more than 10 years after the date of grant, or such lesser period of time as is set forth in the applicable agreement (the end of the maximum exercise period stated in the agreement is referred to in the Plan as the “Expiration Date”).
6.1.11 Corporate Transactions.
(a) Except as otherwise provided in the applicable Option agreement, in the event of a Corporate Transaction, all Options shall terminate upon consummation of the Corporate Transaction unless the Administrator determines that they shall survive. If the Administrator determines that outstanding Options shall survive, and if the Company shall not be the surviving entity in the Corporate Transaction, the Administrator shall provide that the outstanding Options shall be assumed or an equivalent Option substituted by an applicable successor entity or any Affiliate of the successor entity. If outstanding Options are to terminate upon consummation of the Corporate Transaction, any Options outstanding immediately prior to the consummation of the Corporate Transaction shall be deemed fully vested and exercisable immediately prior to the consummation of the Corporate Transaction (provided that the Option has not expired by its terms and that the Grantee takes all steps necessary to exercise the Option prior to the Corporate Transaction as required by the agreement evidencing the Option). The Administrator shall notify each Grantee of an outstanding Option of a proposed Corporate Transaction at least 20 days prior thereto or as soon as may be practicable, and the exercise of any Option by a Grantee thereafter shall be contingent upon consummation of the Corporate Transaction unless the Grantee expressly elects otherwise with respect to vested shares.
(b) In a Corporate Transaction in which the holders of the Common Stock are to receive only cash in exchange for or in cancellation of their shares of Common Stock, the Administrator may provide that, with respect to each Option whose exercise price per share is less that the per share cash consideration to the holders of the Common Stock that: (i) such Option shall be deemed automatically exercised in full as of the consummation of the Corporate Transaction; and (ii) the Grantee shall not be obligated to tender the exercise price in connection with such exercise, but shall be entitled to a payment equal to the number of shares that may be acquired upon exercise of the Option multiplied by the amount by which the per share cash consideration in the Corporate Transaction exceeds the exercise price.

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(c) A “Corporate Transaction” means: (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company; (ii) the adoption of a plan relating to the liquidation or dissolution of the Company; (iii) a merger or consolidation in which the Company is not the Surviving Entity; or (iv) a reverse merger in which the Company is the Surviving Entity, but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise. “Surviving Entity” means the Company if immediately following any merger, consolidation or similar transaction, the holders of outstanding voting securities of the Company immediately prior to the merger or consolidation own equity securities possessing more than 50% of the voting power of the entity existing following the merger, consolidation or similar transaction. In all other cases, the other entity to the transaction and not the Company shall be the Surviving Entity. In making the determination of ownership by the stockholders of an entity immediately after the merger, consolidation or similar transaction, equity securities that the stockholders owned immediately before the merger, consolidation or similar transaction as stockholders of another party to the transaction shall be disregarded. Further, outstanding voting securities of an entity shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote.
6.2 Terms and Conditions to Which Only ISOs Are Subject. Options granted under the Plan designated as ISOs shall be subject to the following terms and conditions:
6.2.1 Exercise Price. Notwithstanding Section 6.1, the exercise price of an ISO granted to any person who owns, directly or by attribution under the Code (currently Section 424(d)), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate (a “10% Stockholder”) shall in no event be less than 110% of the fair market value (determined in accordance with Section 6.1.9) of the stock covered by the Option at the time the Option is granted.
6.2.2 Disqualifying Dispositions. If stock acquired by exercise of an ISO granted pursuant to the Plan is disposed of in a “disqualifying disposition” within the meaning of Section 422 of the Code (a disposition within two years from the date of grant of the Option or within one year after the issuance of such stock on exercise of the Option), the holder of the stock immediately before the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the Option as the Company may reasonably require.
6.2.3 Grant Date. If an ISO is granted in anticipation of employment as provided in Section 5.4, the Option shall be deemed granted, without further approval, on the date the Grantee assumes the employment relationship forming the basis for such grant, and, in addition, satisfies all requirements of the Plan for Options granted on that date.

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6.2.4 Term. Notwithstanding Section 6.1.11, no ISO granted to any 10% Stockholder shall be exercisable more than five years after the date of grant.
6.2.5 $100,000 Limitation. To the extent that the aggregate fair market value (determined at the time of grant) of Common Stock with respect to which ISOs are exercisable for the first time by a Grantee during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as NQOs.
6.3 Manner of Exercise. A Grantee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price and/or withholding taxes as provided in Sections 6.1.7 and 6.1.8. The date the Company receives written notice of an exercise hereunder accompanied by the applicable payment will be considered as the date such Option was exercised. Promptly after receipt of written notice of exercise and the applicable payments called for by this Section 6.3, the Company shall, without stock issue or transfer taxes to the holder or other person entitled to exercise the Option, deliver to the holder or such other person a certificate or certificates for the requisite number of shares of Common Stock. A holder or permitted transferee of an Option shall not have any privileges as a stockholder with respect to any shares of Common Stock to be issued until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of such shares.
6.4 Stock splits, mergers, etc.
6.4.1 If outstanding shares of the Common Stock shall be subdivided into a greater number of shares, or a dividend in Common Stock shall be paid in respect of the Common Stock, the exercise price of any outstanding Option in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately reduced, and conversely, if the outstanding shares of the Common Stock shall be combined into a smaller number of shares, the exercise price of any outstanding options in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased.
6.4.2 When any adjustment is required to be made in the exercise price, the number of shares purchasable upon the exercise of any outstanding Option shall be adjusted to that number of shares determined by (a) multiplying an amount equal to the number of shares purchasable upon the exercise of the Option immediately prior to such adjustment by the exercise price in effect immediately prior to such adjustment, and then (b) dividing that product by the exercise price in effect immediately after such adjustment.
6.4.3 In case of any merger, consolidation or capital reorganization or any reclassification of the Common Stock (other than the matters described in Section 6.4.1), upon exercise of any Option outstanding at the time of such merger, consolidation or capital reorganization or reclassification of the Common Stock, the holder shall receive the kind and number of shares of stock or other securities or property receivable upon such event by a holder of the number of shares of the Common Stock that such Option entitles the holder to purchase from the Company immediately prior to such event. In every such case, appropriate adjustment shall be made in the application of the provisions set forth in the Option agreement and in the Plan with respect to the rights and interests thereafter of the Grantee, to the end that the provisions set forth in the Option agreements and in the Plan (including the specified changes and other adjustments to the exercise price) shall thereafter be applicable in relation to any shares or other property thereafter purchasable upon exercise of such Option.

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6.4.4 Any adjustments required or contemplated by this Section 6.4 shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive.
6.4.5 Except as expressly provided in this Section 6.4, no Grantee shall have any rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and the dissolution, liquidation, merger, consolidation or split-up or sale of assets or stock to another corporation, or any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of, or Exercise Price for, the shares.
6.4.6 Neither the Plan, nor the grant or existence of Options under the Plan, shall affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.
6.4.7 The Company shall not be required to issue fractional shares as a result of any adjustments pursuant to this Section 6.4. If an adjustment under this Section 6.4 would result in a fractional share interest under an Option or any vesting of any installment, the Administrator’s decision as to inclusion or exclusion of that fractional share interest shall be final, but no fractional shares of stock shall be issued under the Plan on account of any such adjustment.
7. EMPLOYMENT OR CONSULTING RELATIONSHIP
Nothing in the Plan, or any Option granted under the Plan, shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate the employment of any Grantee nor confer upon any Grantee any right to continue in the employ of, or consult with, or advise, the Company or any of its Affiliates.
8. CONDITIONS UPON ISSUANCE OF SHARES
8.1 Securities Laws. Notwithstanding the provisions of any Option, the Company shall have no obligation to issue shares under the Plan unless such issuance shall be registered or qualified under applicable securities laws, including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”) or exempt from such registration or qualification. The Company shall have no obligation to register or qualify such issuance under the Securities Act or other securities laws.

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8.2 Non-Compete Agreement. As a further condition to the receipt of Common Stock pursuant to the exercise of an Option, the Grantee may be required not to render services for any organization, or engage directly or indirectly in any business, competitive with the Company at any time during which an Option is outstanding to such Grantee and for six months after any exercise of an Option. Failure to comply with this condition shall cause such Option and the exercise or issuance of shares thereunder to be rescinded and the benefit of such exercise, issuance or award to be repaid to the Company.
9. NON-EXCLUSIVITY OF THE PLAN
The adoption of the Plan shall not be construed as creating any limitations on the power of the Company to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options other than under the Plan.
10. AMENDMENTS TO PLAN
The Board may at any time amend, alter, suspend or discontinue the Plan. Without the consent of a Grantee, no amendment, alteration, suspension or discontinuance may adversely affect such person’s outstanding Options except to conform the Plan and ISOs granted under the Plan to the requirements of federal or other tax laws relating to ISOs. No amendment, alteration, suspension or discontinuance shall require stockholder approval unless (a) stockholder approval is required to preserve incentive stock option treatment for federal income tax purposes or (b) the Board otherwise concludes that stockholder approval is advisable.
11. EFFECTIVE DATE OF PLAN; TERMINATION
The Plan became effective on August 29, 2006, the date of adoption by the Board; provided, however, that no shares of Common Stock shall be issued, and no Option shall be exercisable, unless and until the Plan is approved by the shareholders pursuant to Delaware law within 12 months after adoption by the Board. If any Options are so granted and stockholder approval shall not have been obtained within 12 months of the date of adoption of the Plan by the Board, such Options shall terminate retroactively as of the date they were granted. The Plan (but not Options previously granted under the Plan) shall terminate on June 30, 2016. Termination of the Plan shall not affect any outstanding Options, which shall continue to be governed by the Plan and the related Option agreement.

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PROXY
GENERAL FINANCE CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
December 11, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
GENERAL FINANCE CORPORATION
The undersigned hereby appoints Ronald F. Valenta, John O. Johnson, Charles E. Barrantes and Christopher A. Wilson, and each of them, the proxy or proxies of the undersigned with full powers of substitution each to attend and to vote at the Annual Meeting of Stockholders of General Finance Corporation to be held on December 11, 2008 at the office of General Finance Corporation located at 39 East Union Street, Pasadena, California, beginning at 10:00 a.m. local time, and any adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if personally present, in the manner indicated below and on the reverse side, and on any other matters properly brought before the Annual Meeting or any adjournments thereof, all as set forth in the Proxy Statement dated October 20, 2008.
(Please mark your choice like this /x/ in black or blue ink.)
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
“FOR” ALL NOMINEES
“FOR” APPROVAL OF THE ONE MILLION SHARE INCREASE IN COMMON STOCK RESERVED FOR THE EXERCISE OF STOCK OPTIONS GRANTED UNDER THE
2006 STOCK OPTION PLAN
AND
“FOR” RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS
(1)	Election of the following nominees as Class B directors:
Lawrence Glascott
James B. Roszak
Susan Harris

☐ FOR	☐ WITHHOLD
(Authority to vote for any nominee may be withheld by lining through or otherwise striking out the name of such nominee.)
(2)	Approval of the increase of one million shares of common stock from 1.5 million shares to 2.5 million shares reserved for the exercise of stock options granted under the 2006 Stock Option Plan:

☐ FOR	☐ AGAINST	☐ ABSTAIN
(3)	Ratification of the selection of Grobstein, Horwath & Company LLP as our independent auditors:

☐ FOR	☐ WITHHOLD
(This proxy is continued on the reverse side. Please date, sign and return promptly.)

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THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS (INCLUDING FORM 10-K) OF GENERAL FINANCE CORPORATION

(Signature should be exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signature is by attorney, executor, administrator, trustee or guardian, please give full title.)

Date:	, 2008

Signature

Signature if held jointly

I plan to attend the Annual Meeting: Yes ☐ No ☐

This proxy will be voted FOR the nominees, FOR the approval of the increase of one million shares of common stock from 1.5 million shares to 2.5 million shares reserved for the exercise of stock options granted under the 2006 Stock Option Plan and FOR the ratification of the selection of independent auditors, unless otherwise indicated, and in the discretion of the proxies on all other matters properly brought before the Annual Meeting.

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